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                     [LETTERHEAD OF DORSEY & WHITNEY LLP]


                                                                     Exhibit 5.1


U.S. Bancorp
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Ladies and Gentlemen:

          We have acted as counsel to U.S. Bancorp, a Delaware corporation (the "Company") and Depositor of USB Capital II, USB Capital III, USB Capital IV and USB Capital V, each a Delaware business trust (each a "Trust" and collectively the "Trusts"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to (A) the proposed sale by the Company from time to time, in one or more series, of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of its preferred stock (the "Preferred Stock"); (iii) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts; (iv) warrants to purchase Debt Securities (the "Debt Warrants"); and (v) the guarantee by the Company of the Capital Securities (as hereinafter defined) of each of the Trusts (the "Guarantees"), (B) the proposed sale by the Company from time to time, in one or more series, to the Trusts, of the Company's junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") and (C) the proposed sale by each of the Trusts of its capital securities (the "Capital Securities") from time to time, in one or more series (the Debt Securities, Preferred Stock, Depositary Shares, Debt Warrants, Guarantees, Junior Subordinated Debentures and Capital Securities are hereinafter collectively referred to as the "Securities").

          We have examined such documents, including resolutions of the Board of Directors of the Company adopted on October 15, 1997 (the "Financing Resolution") and resolutions of the Board of Directors of the Company adopted on October 16, 1996 (the "Preferred Stock Resolutions") (the Financing Resolutions and the Preferred Stock Resolutions are hereinafter collectively referred to as the "Resolutions"), and have reviewed such questions of law, as we have considered
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U.S. Bancorp
January 29, 1998
Page 2

necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trusts, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and the Trusts and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indentures, the Trust Agreement and the Guarantees, each in the form incorporated by reference as exhibits to the Registration Statement.

          Based on the foregoing, we are of the opinion that:

          1. When the specific terms of a series of Debt Securities have been specified in a Supplemental Indenture or an Officer's Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Financing Resolution), such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indentures and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, or when issued upon valid exercise of Debt Warrants that have been duly authorized by all requisite corporate action and validly issued, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

          2. When the specific terms of a series of Debt Warrants have been specified in a Warrant Agreement executed and delivered by an Authorized Officer (as defined in the Financing Resolution), in substantially the form incorporated by reference as Exhibit 4.18 to the Registration Statement, the Debt Warrants established in such Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreement and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Debt Warrants.
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U.S. Bancorp
January 29, 1998
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          3.   When the specific terms of a series of Preferred Stock have been specified in a Certificate of Designations duly adopted by the Securities Committee (as defined in the Preferred Stock Resolution) of the Board of Directors, in substantially the form incorporated by reference as Exhibit 4.20 to the Registration Statement, and such Certificate of Designations has been duly filed with the Secretary of State of Delaware, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          4. When the specific terms of a series of Depositary Shares have been specified in a Deposit Agreement executed and delivered by an Authorized Officer (as defined in the Preferred Stock Resolution), in substantially the form incorporated by reference as Exhibit 4.21 to the Registration Statement, the Depositary Shares established in such Deposit Agreement will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          5. When the specific terms of a series of the Junior Subordinated Debentures have been specified in a Supplemental Indenture or an Officer's Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Financing Resolution), such series of the Junior Subordinated Debentures will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Junior Subordinated Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

          6. When the Guarantees have been duly authorized by all requisite corporate action and, when executed and delivered as specified in the Guarantee Agreements, in substantially the form filed as Exhibit 4.17 to the Registration Statement, the Guarantees will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) Our opinions in paragraphs 1, 2, 5 and 6 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.
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U.S. Bancorp
January 29, 1998
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          (b) Our opinions in paragraphs 1, 2, 5 and 6 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) Our opinion in paragraph 6 above, insofar as it relates to indemnification provisions, is subject to the effect of federal and state securities laws and public policy relating thereto.

          (d) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company and the Trusts with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company and the Trusts or any order of any court or governmental body having jurisdiction over the Company and the Trusts.

          (e) As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          (f) Minnesota Statutes (S) 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts
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U.S. Bancorp
January 29, 1998
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     executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          Our opinions expressed above are limited to the laws of the States of Minnesota and New York, the Delaware General Corporation Law and the federal laws of the United States of America.

          We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectuses included therein.

Dated:  January 29, 1998

                                    Very truly yours,

                                    /s/ Dorsey & Whitney LLP

CFS